UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 19, 2017

EASTSIDE DISTILLING, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-54959	20-3937596
(Commission File Number)	(IRS Employer Identification No.)

1805 SE Martin Luther King Jr. Blvd. Portland, OR	97214
(Address of Principal Executive Offices)	(Zip Code)

(971) 888-4264
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors; Appointment of Principal Officers.

Departure of Director and Officer

On January 19, 2017, Eastside Distilling, Inc. (the “Company”) received a written letter of resignation from Steven Earles stating that he has resigned, effective immediately, from his position as President and a director of the Company. Mr. Earles did not sit on any committees of the Board of Directors. His resignation from all positions with the Company was not because of any disagreements with the Company on matters relating to its operations, policies and practices. In connection with his resignation, Mr. Earles has agreed to continue working with the Company in a consultant capacity for the foreseeable future, the specific terms of which will be determined in the coming days.

The vacancy on the Company’s Board of Directors resulting from Mr. Earles’ resignation will remain vacant until such time as a new director is identified and appointed. Similarly, the Company has not yet appointed a new President. Grover T. Wickersham continues to serve as the Company’s Chief Executive Officer and Chairman of the Board and, until such time as a new President is appointed, he will assume the functions of that office.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTSIDE DISTILLING, INC.
By:	/s/ Grover T. Wickersham Grover T. Wickersham Chief Executive Officer and Chairman of the Board

Date: January 25, 2017